                                                                   Exhibit 4.8.2

                              SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (this "Security Agreement"), dated as of March 1, 1997, is executed and delivered by OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Company") to SUNTRUST BANK, ATLANTA (the "Trustee") in its capacity as Trustee under that certain Indenture, dated as of March 1, 1997, by and between the Company and the Trustee (the "Indenture").

      SECTION 1. Effect Under Uniform Commercial Code. This Security Agreement is executed and delivered by the Company with the intention that the security interest created hereunder in the personal property (excluding fixtures) of the Company shall constitute a security interest to which the filing provisions of the Official Code of Georgia Annotated ("O.C.G.A.") Title 11, Article 9 apply pursuant to O.C.G.A. Section 11-9-302(3)(c). Accordingly, the filing of a financing statement covering the Collateral shall be governed by O.C.G.A. Title 11, Article 9 and shall be effective for all purposes thereof. It is the intention of the parties that this Security Agreement be interpreted and construed consistent with the provisions of the Indenture in all respects, including, without limitation, the rights of the Company to amend this Security Agreement consistent with Article XII of the Indenture and to use and, upon satisfying the conditions set forth in Article V of the Indenture, release the property subject to the security interest created by this Security Agreement.

      SECTION 2. Definitions. Capitalized terms used in this Security Agreement, unless otherwise defined herein, shall have the meanings assigned to them in the Indenture.

      SECTION 3. Grant of Security Interest. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants a security interest to the Trustee and its successors and assigns in the trust created by the Indenture, in trust, in all personal property, rights, privileges and franchises of the Company (except any fixtures, any Excepted Property (as defined in Section 4 of this Security Agreement) and any Excludable Property) of every kind and description, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and including all and singular the following property, subject in all cases to Section 5.2 and 11.2(B) of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V of the Indenture:

            (A) All contracts of the Company (i) that relate to the ownership, operation or maintenance of any electric generation, transmission or distribution facility owned, whether solely or jointly, by the Company;
      (ii) for the management or operation of all or substantially all of the System; (iii) for the purchase or sale of electric power and energy by the Company and having an original term in excess of one (1) year, including, without limitation, all rights of the Company in and to the contracts listed on Exhibit A hereto; (iv) for the transmission of electric power and energy by or on behalf of the Company and having an original term in excess of one (1) year; and (v) for pooling or other power supply arrangements and having an original term in excess of one (1) year, including in respect of any of the foregoing, any amendments, supplements, restatements, consolidations and replacements thereto, but excluding any of such contracts (a) that relate substantially to a facility or other property that constitutes Excludable Property or the output of such Excludable Property, or (b) for the purchase of electric power and energy by the Company for which the seller has no recourse, directly or indirectly, to the general credit of the Company, or
      (c) for the resale of the electric power and energy purchased pursuant to a contract described in the immediately preceding clause (b);

            (B) All other personal property, rights, privileges and franchises of every kind and description, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, including, without limitation, goods (including equipment, fuel, materials and supplies, but excluding electricity), accounts, contracts of the type and duration set forth in the immediately preceding paragraph (A), Trust Moneys, Designated Qualifying Securities and general intangibles now owned or which may be hereafter acquired by the Company, but excluding fixtures, Excepted Property and Excludable Property, it being the intention hereof that all of such property, rights, privileges and franchises now owned by the Company or acquired by the Company after the date hereof (other than fixtures, Excepted Property and Excludable Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein; and

            (C) Also any Excepted Property or Excludable Property that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Company or by anyone else; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the lien hereof of any Excepted Property or Excludable Property as additional security may be subject to any reservation, limitation or condition which shall be set forth in a written instrument executed by the Company or the person so acting in its behalf or by the Trustee respecting the ownership, use and disposition of such property or the proceeds thereof.

      Together with all of the rents, issues, profits, revenues and other income, and the products and proceeds of the property described in clauses (A),
(B) and (C) above subjected or required to be subjected to the lien of the Indenture (other than fixtures, Excepted Property and Excludable Property) (collectively, the "Collateral").

Where applicable, all terms used herein shall have the same meaning as set forth in the Uniform Commercial Code as codified at Title 11 of the O.C.G.A., as amended.

      SECTION 4. Excepted Property. There is, however, expressly excepted and excluded from the security interest and operation of this Security Agreement the following described property of the Company, now owned or hereafter acquired (collectively, the "Excepted Property"):

            (A) All cash on hand or in banks or other financial institutions (excluding proceeds of the Trust Estate, including the Collateral, in which the security interest created by the Indenture or this Security Agreement continues to be perfected pursuant to the Uniform Commercial Code, for so long as such perfection continues, and also excluding amounts deposited or required to be deposited with the Trustee pursuant to the Indenture) claims, choses in action and judgments, contracts and contract rights (except to the extent set forth in Section 3(A) of this Security Agreement), shares, stocks, interests, participations or other equivalents (including, without limitation, any interest of the Company in the National Rural Utilities Cooperative Finance Corporation or in CoBank, ACB, but excluding shares of stock or other ownership interests of the Company in any Subsidiary then issuing Designated Qualifying Securities), Undesignated Qualifying Securities, allowances for emissions or similar rights granted by any governmental authority, bonds, notes, repurchase agreements, evidences of indebtedness and other securities and instruments, bills, patents, patent licenses and other patent rights, patent applications, service marks, trade names and trademarks, other than
      (i) Pledged Securities, (ii) Designated Qualifying Securities and (iii) any other property referred to in this paragraph which is specifically described in Section 3(A) of this Security Agreement or is by the express provisions of this Security Agreement or the Indenture subjected or required to be subjected to the lien hereof or thereof;

            (B) all automobiles, buses, trucks, truck cranes, tractors, trailers, rolling stock, railcars and similar vehicles and movable equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;

            (C) all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and other flight equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;

            (D) all goods, inventory, wares and merchandise acquired or produced for the purpose of resale in the ordinary course of business, all materials and supplies and other personal property, other than fuel, which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Company, and all hand and other portable tools and equipment;

            (E) all office furniture, equipment and supplies and all data processing, accounting and other computer equipment, software and supplies;

            (F) all leasehold interests of the Company (for other than office purposes) under leases for an original term (including any period for which the Company shall have a right of renewal) of less than five (5) years;

            (G)   all leasehold interests for office purposes;

            (H) all timber separated from the land included in the Trust Estate and all coal, ore, gas (natural or otherwise), oil and other minerals, mined, extracted or otherwise separated from the land included in the Trust Estate and all electric energy, gas, steam, water and other products generated, produced or purchased;

            (I) the last day of the term of each leasehold estate (oral or written) and any agreement therefor, now or hereafter enjoyed by the Company and whether falling within a general or specific description of property herein; provided, however, that the Company covenants and agrees that it will hold each such last day in trust for the use and the benefit of the Holders;

            (J) all permits, licenses, franchises, leases, contracts, agreements, contract rights and other rights not specifically subjected or required to be subjected to the lien of the Indenture by the express provisions of the Indenture, whether now owned or hereafter acquired by the Company, which by their terms or by reason of applicable law would become void or voidable if granted, conveyed, mortgaged, transferred, assigned or pledged by this Security Agreement without the consent of other parties whose consent is not secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of the Indenture, or the granting, conveying, mortgaging, transferring or assigning of which would result in a breach or a default thereof or would permit the termination or cancellation thereof, or which otherwise may not be hereby lawfully and effectively granted, conveyed, mortgaged, transferred and assigned by the Company;

            (K) all personal property which is (i) located outside the State of Georgia, (ii) not specifically described in Section 3 of this Security Agreement, (iii) not specifically subjected or required to be subjected to the lien of this Security Agreement or the Indenture by any provision hereof or thereof, and (iv) not part of or used or for use in connection with any property specifically subjected or required to be subjected to the lien hereof by the express provisions of this Security Agreement or the Indenture;

            (L) all personal property located outside the State of Georgia in which a security interest cannot be perfected solely by the filing of a financing statement under the Uniform Commercial Code;

            (M) all personal property in which a security interest cannot be lawfully perfected under the laws of the United States or of any state or in which the grant of a security interest would in the Opinion of Counsel be prohibited by applicable law;

            (N) all property released pursuant to the last paragraph of Section
      5.2 of the Indenture;

            (O) all nuclear fuel located outside the State of Georgia; and

            (P) the property described on Exhibit B hereto.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under the Indenture or any receiver appointed pursuant to a statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate (including the Collateral), all the Excepted Property described or referred to in the foregoing paragraphs (A) through (H), inclusive, then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in paragraphs (I), (J), (L), (N) and (P) (excluding the property described in Section 2 of Exhibit B hereto), upon demand of the Trustee or such other trustee or receiver, become subject to the security interest hereof to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate (including the Collateral) shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the security interest hereof to the extent and otherwise as hereinabove set forth.

      SECTION 5. Excludable Property. There is also expressly excepted and excluded from the security interest and operation of this Security Agreement all Excludable Property now owned or hereafter acquired.

      SECTION 6. Obligations Secured. The security interest granted hereunder shall secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations and the performance of the covenants therein and in the Indenture contained, for the equal and proportionate benefit of all the Holders of the Outstanding Secured Obligations.

      SECTION 7. Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, the Trustee shall have all remedies as provided under the Indenture.

      SECTION 8. Other Provisions.

            (A) Amendment and Modification. Without the prior written consent of the Trustee, no amendment, modification, or waiver of, or consent to any departure by the Company from, any provision hereunder shall be effective. Any such amendment, modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. The Trustee may consent to amendments to this Security Agreement on the same basis as it would consent to supplements to the Indenture as set forth in Article XII of the Indenture.

            (B) Continuing Effect. The term of this Security Agreement and the Trustee's security interest in the Collateral shall coincide with the term of the Indenture.

            (C) Binding Effect. This Security Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns as and to the extent the Indenture shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns as provided in the Indenture.

            (D) Security Agreement as Financing Statement. A photographic copy or other reproduction of this Security Agreement may be used as a financing statement.

            (E) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

            (F) Notices. All notices hereunder shall be deemed to be duly given upon delivery in the form and manner set forth in the Indenture to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

      If to the Company, as follows: Oglethorpe Power Corporation
                                     2100 East Exchange Place
                                     P.O. Box 1349
                                     Tucker, Georgia 30085-1349

      If to the Trustee,             SunTrust Bank, Atlanta
        as follows:                  Corporate Trust Department
                                     P.O. Box 4625
                                     Atlanta, Georgia  30302

            (G) Severability. The determination that any term or provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other term or provision hereof.

            (H) Benefits of Security Agreement. Nothing in this Security Agreement, the Indenture, or the Obligations, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee under Section 9.14 of the Indenture and the Holders, any benefit or any legal or equitable right, remedy or claim under this Security Agreement or under the Indenture.

            (I) Releases of Property. The Company's right to sell, exchange or otherwise dispose of the Collateral, and the Trustee's obligation to release the Collateral from the operation and security interest of this Security Agreement, shall be governed by the provisions of Article V of the Indenture, relating to releases of the Trust Estate.

            (J) Trustee's Rights, Obligations, Etc. The rights, duties and responsibilities of the Trustee hereunder shall be governed by the provisions of
Article IX of the Indenture relating to the Trustee and the indemnities provided for in the Indenture shall include all action by the Trustee taken hereunder.

                          (Signatures on next page.)

      IN WITNESS WHEREOF, the Company has caused this Security Agreement to be executed and attested under seal and delivered by its duly authorized officers as of the day and year shown below.

                        OGLETHORPE POWER CORPORATION (AN
                        ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)


                        By: /s/ T.D. Kilgore
                            ---------------------------------
                            Name:  T. D. Kilgore
                            Title: President and Chief Executive Officer


                        Attest: /s/ Patricia N. Nash
                               -------------------------------
                               Name: Patricia N. Nash
                               Title: Assistant Secretary


                                [CORPORATE SEAL]

ACCEPTED AND AGREED TO
by SUNTRUST BANK, ATLANTA,
as Trustee under the herein described
Indenture, as of the day and year
shown above.


By: _______________________________________
    Name: _________________________________
    Title:_________________________________

By: _______________________________________
    Name: _________________________________
    Title:_________________________________

                                      [BANK SEAL]

                                   EXHIBIT A

                   To Security Agreement Dated March 1, 1997

                   Executed By Oglethorpe Power Corporation


      Amended and Consolidated Wholesale Power Contract, between Altamaha Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Amicalola Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Canoochee Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Carroll Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Central Georgia Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Coastal Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Cobb Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Colquitt Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Coweta-Fayette Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Excelsior Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Flint Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Grady County Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between GreyStone Power Corporation, An Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Habersham Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Hart County Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Irwin County Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Jackson Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Jefferson Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Lamar Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Little Ocmulgee Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Middle Georgia Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Mitchell Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Ocmulgee Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Oconee Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Okefenoke Rural Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Pataula Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Planters Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Rayle Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Satilla Rural Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Sawnee Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Slash Pine Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Snapping Shoals Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Sumter Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Three Notch Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Tri-County Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Troup Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Upson County Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Walton Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Consolidated Wholesale Power Contract, between Washington Electric Membership Corporation and the Company, dated as of December 1, 1988.

      Amended and Restated Wholesale Power Contract, between Altamaha Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Amicalola Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Canoochee Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Carroll Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between The Central Georgia Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Coastal Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Cobb Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Colquitt Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Coweta-Fayette Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Excelsior Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Flint Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Grady Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between GreyStone Power Corporation, An Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Habersham Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Hart Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Irwin Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Jackson Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Jefferson Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Lamar Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Little Ocmulgee Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Middle Georgia Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Mitchell Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Ocmulgee Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Oconee Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Okefenoke Rural Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Pataula Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Planters Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Rayle Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between The Satilla Rural Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Sawnee Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Slash Pine Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Snapping Shoals Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Sumter Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Three Notch Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Tri-County Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Troup Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Upson County Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Walton Electric Membership Corporation and the Company, dated as of August 1, 1996.

      Amended and Restated Wholesale Power Contract, between Washington Electric Membership Corporation and the Company, dated as of August 1, 1996.

                                   EXHIBIT B

                   To Security Agreement Dated March 1, 1997

                   Executed By Oglethorpe Power Corporation


      Described below is the property constituting "Excepted Property" in addition to that specifically described in Section 4 of the Security Agreement:

1. The construction funds, bond funds and reserve funds established under the indentures pursuant to which debt securities have been issued on behalf of the Company, the interest on which debt securities is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended.

2. All right, title and interest of the Company in and to the following described property and the proceeds of such property:

      A. All amounts paid from time to time to the Company under the Head Leases listed in paragraph E (i) below, less $70,701,313.51 in the aggregate with respect to the Head Leases identified in paragraphs E
            (i) (a), (c), (d) and (e) below, and $25,043,389.98 in the aggregate with resepct to the Head Leases identified in paragraphs E (i) (b) and (f) below;

      B. All amounts paid from time to time by the Company to the Rocky Mountain Leasing Corporation ("RMLC") in connection with the transactions contemplated by the Participation Agreements listed in paragraph (ii) below, including amounts paid and to be paid in consideration of the purchase of stock and as a capital contribution to RMLC and amounts paid and to be paid under the Facility Subleases, the Ground Sub-subleases and the Rocky Mountain Agreements Second Re-assignments (each as defined in the Participation Agreements referenced above);

      C. All shares of stock of RMLC owned by the Company on the date hereof and all assets of RMLC;

      D. All amounts paid from time to time by the Company under the Operative Documents listed in paragraph E (iii) below to the parties thereto; and

      E. All interest, if any, of the Company in the items listed in paragraphs (i) through (viii), inclusive, below or any substitutions or replacements for such items.

            (i)   Head Leases:

            (a) Rocky Mountain Head Lease Agreement (P1), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, Atlanta ("SunTrust Bank"), not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee P1") under the Trust Agreement
                  (P1), dated as of December 30, 1996, between Philip Morris Capital Corporation ("PMCC") and Fleet National Bank ("Fleet") (in the capacities set forth therein).

            (b) Rocky Mountain Head Lease Agreement (P2), dated as of January 3, 1997, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee P2") under the Trust Agreement (P2), dated as of January 3, 1997, between PMCC and Fleet (in the capacities set forth therein).

            (c) Rocky Mountain Head Lease Agreement (F3), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee F3") under the Trust Agreement (F3), dated as of December 30, 1996, between SunTrust Bank and First Chicago Leasing Corporation ("FC") (in the capacities set forth therein).

            (d) Rocky Mountain Head Lease Agreement (F4), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee F4") under the Trust Agreement (F4), dated as of December 30, 1996, between FC and Fleet (in the capacities set forth therein).

            (e) Rocky Mountain Head Lease Agreement (N5), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee N5") under the Trust Agreement (N5), dated as of December 30, 1996, between NationsBanc Leasing & R.E. Corporation ("NB") and Fleet (in the capacities set forth therein).

            (f) Rocky Mountain Head Lease Agreement (N6), dated as of January 3, 1997, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee N6") under the Trust Agreement (N6), dated as of January 3, 1997, between NB and Fleet (in the capacities set forth therein).

            (ii)  Participation Agreements:

            (a) Participation Agreement (P1), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), PMCC, and Utrecht-America Finance Co. ("Utrecht-America").

            (b) Participation Agreement (P2), dated as of January 3, 1997, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), PMCC, and Utrecht-America.

            (c) Participation Agreement (F3), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), FC, and Utrecht-America.

            (d) Participation Agreement (F4), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), FC, and Utrecht-America.

            (e) Participation Agreement (N5), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), NB, and Utrecht-America.

            (f) Participation Agreement (N6), dated as of January 3, 1997, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), NB, and Utrecht-America.

            (iii) Operative Documents:

            (a) The "Operative Documents" as defined in the Participation Agreement (P1).

            (b) The "Operative Documents" as defined in the Participation Agreement (P2).

            (c) The "Operative Documents" as defined in the Participation Agreement (F3).

            (d) The "Operative Documents" as defined in the Participation Agreement (F4).

            (e) The "Operative Documents" as defined in the Participation Agreement (N5).

            (f) The "Operative Documents" as defined in the Participation Agreement (N6).

            (iv)  Collateral:

            (a) Surety Bond No. SF0003BE, dated December 30, 1996, issued by AMBAC Indemnity Corporation ("AMBAC") in favor of PMCC and Co-Trustee (P1); Surety Bond No. SF0004BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (P1) or other collateral substituting or replacing any of the foregoing instruments.

            (b) Surety Bond No. SF0011BE, dated January 3, 1997, issued by AMBAC in favor of PMCC and Co-Trustee (P2); Surety Bond No. SF0012BE, dated January 3, 1997, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (P2) or other collateral substituting or replacing any of the foregoing instruments.

            (c) Surety Bond No. SF0007BE, dated December 30, 1996, issued by AMBAC in favor of FC and Co-Trustee (F3); Surety Bond No. SF0008BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (F3) or other collateral substituting or replacing any of the foregoing instruments.

            (d) Surety Bond No. SF0009BE, dated December 30, 1996, issued by AMBAC in favor of FC and Co-Trustee (F4); Surety Bond No. SF0010BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (F4) or other collateral substituting or replacing any of the foregoing instruments.

            (e) Surety Bond No. SF0005BE, dated December 30, 1996, issued by AMBAC in favor of NB and Co-Trustee (N5); Surety Bond No. SF0006BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (N5) or other collateral substituting or replacing any of the foregoing instruments.

            (f) Surety Bond No. SF0013BE, dated January 3, 1997, issued by AMBAC in favor of NB and Co-Trustee (N6); Surety Bond No. SF0014BE, dated January 3, 1997, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (N6) or other collateral substituting or replacing any of the foregoing instruments.

            (v)   Equity Funding Agreements:

            (a) Equity Funding Agreement (P1), dated as of December 30, 1996, between RMLC and AIG Matched Funding Corp. ("AIG") and substitutions therefor.

            (b) Equity Funding Agreement (P2), dated as of January 3, 1997, between RMLC and AIG and substitutions therefor.

            (c) Equity Funding Agreement (F3), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

            (d) Equity Funding Agreement (F4), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

            (e) Equity Funding Agreement (N5), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

            (f) Equity Funding Agreement (N6), dated as of January 3, 1997, between RMLC and AIG and substitutions therefor.

            (vi)  Payment Undertaking Agreements:

            (a) Payment Undertaking Agreement (P1), dated as of December 30, 1996, between RMLC and the Cooperative Centrale Raiffeisen - Boerenleenbank B.A., New York Branch (the "Payment Undertaking Issuer") and substitutions therefor.

            (b) Payment Undertaking Agreement (P2), dated as of January 3, 1997, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

            (c) Payment Undertaking Agreement (F3), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

            (d) Payment Undertaking Agreement (F4), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

            (e) Payment Undertaking Agreement (N5), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

            (f) Payment Undertaking Agreement (N6), dated as of January 3, 1997, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

            (vii) Qualifying Additional Security:

            (a) Any "Qualifying Additional Security" as defined in the Participation Agreement (P1).

            (b) Any "Qualifying Additional Security" as defined in the Participation Agreement (P2).

            (c) Any "Qualifying Additional Security" as defined in the Participation Agreement (F3).

            (d) Any "Qualifying Additional Security" as defined in the Participation Agreement (F4).

            (e) Any "Qualifying Additional Security" as defined in the Participation Agreement (N5).

            (f) Any "Qualifying Additional Security" as defined in the Participation Agreement (N6).

            (viii)Acceptable Substitute Credit Protection:

            (a) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (P1).

            (b) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (P2).

            (c) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (F3).

            (d) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (F4).

            (e) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (N5).

            (f) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (N6).


3. Those certain tracts or parcels of land known as the "Pickens County PSH" described as follows: Seven (7) contiguous parcels of land fronting on the southeasterly side of Hill to Jerusalem Road (a/k/a Hill City-Jerusalem
      Road) where said road is intersected by Scare Corn Creek in Land Lots 32, 39, 40 and 41 of the 13th District, 2nd Section of Pickens County, Georgia, together comprising approximately 88 acres of land; Two (2) parcels of land fronting on Valley View Road, Rich Mountain Road and Mountain View Drive in Land Lots 113 and 140 of the 13th District, 2nd Section of Pickens County, Georgia, comprising approximately 88 acres of land; and a parcel of land in Land Lot 75 of the 13th District, 2nd Section of Pickens County, Georgia, comprising 19 acres of land; all of the above parcels being conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by (i) Ben C. Langley and Nan E. Langley under Warranty Deed dated September 22, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 333-334 (81 acres+/-);
      (ii) Michael P. Echols under Warranty Deed dated September 22, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 335-336 (5 acres+/-); (iii) John
      M. Cunningham and Alisa Lynn Cunningham under Warranty Deed dated September 25, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 337-338 (5 acres+/-); (iv) Terry C. Moss and Cynthia Ann Moss under Warranty Deed dated September 30, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, pages 33-34 (34 acres+/-); (v) Frances S. Littleton under Warranty Deed dated October 2, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, pages 35-36 (27 acres+/-); (vi) Donal Dorsey and John L. Humphrey under Warranty Deed dated July 15, 1988, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 139, pages 638-639 (70 acres+/-); (vii) Weldon Thacker and Hansel L. Thacker under Warranty Deed dated June 28, 1988, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 139, pages 188-189 (33 acres+/-); (viii) McRae Interests, Inc. under Warranty Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 486, Quitclaim Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 490, and Quitclaim Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 496 (88 acres+/-); and (ix) Norma Ann Hahn under Warranty Deed dated December 17, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 133, page 777 (19 acres+/-).

4. Those certain tracts or parcels of land lying and being in Land Lots 117 and 118, 13th District of Monroe County, Georgia, and being more particularly described as follows: Tract 1: Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.]; thence South 64 degrees 37 minutes 16 seconds West 154.06 feet along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 36 degrees 35 minutes 10 seconds West 429.38 feet continuing along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 41 degrees 23 minutes 04 seconds East 375.6 feet along the Westerly boundary of the Safety Rest Area to a point which is the POINT OF BEGINNING; thence South 41 degrees 22 minutes 26 seconds East 516.75 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 57 degrees 23 minutes 58 seconds East 404.294 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 88 degrees 12 minutes 44 seconds East 189.141 feet to the Southerly boundary of the Safety Rest Area to a boundary corner common to the property of Oglethorpe Power, to the West, and the property of Burke L. Slocumb, III, to the East [This corner lies 157.950 feet left of and opposite STA. 453+42.420 on the construction centerline of I-75 SBL.]; thence South 63 degrees 39 minutes 16 seconds West 417.983 feet to a point; thence North 56 degrees 17 minutes 11 seconds West 657.900 feet to a point; thence North 25 degrees 03 minutes 54 seconds West 175.904 feet to a point; thence North 24 degrees 40 minutes 07 seconds East 299.863 feet to the POINT OF BEGINNING; said tract comprising 5.940 ----- acres; Tract 2: Commence at that point where the centerline of Little Deer Creek ----- intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.], which is POINT OF BEGINNING; thence South 64 degrees 35 minutes 45 seconds West 20.040 feet along the Northerly boundary of the Safety Rest Area to a point; thence North 23 degrees 09 minutes 51 seconds West 352.404 feet to a point on the Southwesterly right-of-way of I- 75; thence South 26 degrees 25 minutes 28 seconds East
      352.187 feet along the Southwesterly right-of-way of I-75 to the POINT OF BEGINNING; said tract comprising 0.081 acres; the descriptions of Tract 1 and Tract 2 being according to (a) plans on file at the Georgia D.O.T. offices, No. 2 Capitol Square, Atlanta, Georgia, for Project No. IM-75-2(197), Monroe County, P.I. No. 311617, dated May 12, 1995, and according to (b) that certain plat of survey by Sam H. Thompson, Georgia Registered Land Surveyor No. 1961, dated September 26, 1989, revised October 23, 1990, which is recorded in the offices of the Clerk of the Superior Court of Monroe County, Georgia, at Plat Book 17, Page 71, which plans and plat are by this reference incorporated into and made a part of this description.